EXHIBIT 21
                       CENTURY TELEPHONE ENTERPRISES, INC.
                          SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1994
                                                                    State of
    Subsidiary                                                   incorporation
    ----------                                                   -------------

    Brownsville Cellular Telephone Co., Inc. *                       Delaware
    Celutel, Inc.                                                    Delaware
    Celutel of Biloxi, Inc. *                                        Delaware
    Central Indiana Telephone Company, Inc.                          Indiana
    Century Area Long Lines (CALL), Inc.                             Wisconsin
    Century Business Communications, Inc.                            Louisiana
    Century Cellunet, Inc.                                           Louisiana
    Century Cellunet of Alexandria, Inc.                             Louisiana
    Century Cellunet of Battle Creek, Inc.                           Louisiana
    Century Cellunet of Jackson, Inc.                                Louisiana
    Century Cellunet of LaCrosse, Inc.                               Louisiana
    Century Cellunet of Lansing, Inc.                                Delaware
    Century Cellunet of Michigan RSAs, Inc.                          Louisiana
    Century Cellunet of North Arkansas, Inc.                         Louisiana
    Century Cellunet of North Louisiana, Inc.                        Louisiana
    Century Cellunet of Pine Bluff, Inc.                             Arkansas
    Century Cellunet of Saginaw, Inc.                                Louisiana
    Century Cellunet of Shreveport, Inc.                             Louisiana
    Century Cellunet of South Arkansas, Inc.                         Louisiana
    Century Cellunet of Southern Michigan, Inc.                      Delaware
    Century Cellunet of Texarkana, Inc.                              Louisiana
    Century Investments, Inc.                                        Louisiana
    Century Paging, Inc.                                             Louisiana
    Century Service Group, Inc.                                      Louisiana
    Century Supply Group, Inc.                                       Louisiana
    Century Telecommunications, Inc.                                 Texas
    Century Telelink, Inc.                                           Louisiana
    Century Telephone Midwest, Inc.                                  Michigan
    Century Telephone of Adamsville, Inc.                            Tennessee
    Century Telephone of Arkansas, Inc.                              Arkansas
    Century Telephone of Central Louisiana, Inc.                     Louisiana
    Century Telephone of Chatham, Inc.                               Louisiana
    Century Telephone of Claiborne, Inc.                             Tennessee
    Century Telephone of East Louisiana, Inc.                        Louisiana
    Century Telephone of Evangeline, Inc.                            Louisiana
    Century Telephone of Idaho, Inc.                                 Delaware
    Century Telephone of Michigan, Inc.                              Michigan
    Century Telephone of North Louisiana, Inc.                       Louisiana
    Century Telephone of North Mississippi, Inc.                     Mississippi
    Century Telephone of Northern Michigan, Inc.                     Michigan
    Century Telephone of Northwest Louisiana, Inc.                   Louisiana
    Century Telephone of Ohio, Inc.                                  Ohio
    Century Telephone of Ooltewah-Collegedale, Inc.                  Tennessee
    Century Telephone of Port Aransas, Inc.                          Texas
    Century Telephone of San Marcos, Inc.                            Texas
    Century Telephone of Southeast Louisiana, Inc.                   Louisiana
    Century Telephone of Southwest Louisiana, Inc.                   Louisiana
    Century Telephone of Wisconsin, Inc.                             Wisconsin
    Chester Telephone Company                                        Iowa
    Forestville Telephone Company, Inc.                              Wisconsin
    Interactive Communications, Inc.                                 Louisiana
    Jackson Cellular Telephone Co., Inc. *                           Delaware
    Larsen-Readfield Telephone Company                               Wisconsin
    The McAllen Cellular Telephone Co., Inc. *                       Nevada
    Metro Access Networks, Inc.                                      Delaware
    Monroe County Telephone Company                                  Wisconsin
    Mountain Home Telephone Co., Inc.                                Arkansas
    Odon Telephone Co., Inc.                                         Indiana
    Pascagoula Cellular Telephone Company, Inc. *                    Delaware
    Redfield Telephone Company, Inc.                                 Arkansas
    Solon Springs Telephone Co.                                      Wisconsin
    Union Telephone Company, Inc.                                    Arkansas
    Universal Cellular for Arizona RSA #3-B, Inc.                    Arizona
    Universal Telephone, Inc.                                        Wisconsin
    Universal Telephone Company of Colorado                          Colorado
    Universal Telephone Company of Northern Wisconsin, Inc.          Wisconsin
    Universal Telephone Company of Southwest                         New Mexico

    * Conduct business in the name of Century Cellunet

        Certain of the Company's smaller subsidiaries have been intentionally omitted from this exhibit pursuant to rules and regulations of the Securities and Exchange Commission.